UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                           Washington DC  20549


                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported)  February 19, 1999



                      Big Sky Transportation Company
          (Exact name of registrant as specified in its charter)



          MONTANA                  1-7991              81-0387503
     (State or other               (Commission         (IRS Employer
     jurisdiction                  file number)        identification
     of incorporation)                                 number)


          1601 Aviation Place, Billings MT             59105
     (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code     (406) 245-9449

___________________________________________________________________________
          (Former name or former address, if changed since last report)

Item 1.   Not Applicable

Item 2.   Not Applicable

Item 3.   Not Applicable

Item 4.   Not Applicable

Item 5.   Other Events

     The Registrant has closed a private placement financing with Northern Rockies Venture Fund Ltd. of Butte, Montana (NRVF) and its affiliates, in which NRVF and affiliates purchased 134,372 shares of Registrant's 1996 Series Common Stock at a price of $1.75 per share, for the total sum of $235,151.00. The shares were purchased for investment purposes and are subject to transfer restrctions. The funds invested will be utilized by the Registrant for working capital requirements and debt repayment related to its recent expansion of scheduled airline service in Montana and in the south-central region of the United States.


Item 6.   Not Applicable

Item 7.   Not Applicable

Item 8.   Not Applicable

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                        BIG SKY TRANSPORTATION CO.
                                        d.b.a BIG SKY AIRLINES

                                        By:/s/ Kim B. Champney
                                               Kim B. Champney
                                               President & CEO
Dated:  March 1, 1999